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                                                                  EXHIBIT 23.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574) and on Form S-4 (333-1928) of U.S. Office Products Company of our report dated July 3, 1996 relating to the financial statements of Pear Commercial Interiors, Inc., which appears in the Current Report on Form 8-K of U.S. Office Products Company.


                                   /s/ Ehrhardt Keefe Steiner & Hottman PC


July 15, 1996
Denver, Colorado